Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Chardan 2008 China Acquisition Corp.

We consent to the inclusion in the foregoing Registration Statement on Form F-1 of our report dated April 2, 2008, with respect to our audit of the financial statements of Chardan 2008 China Acquisition Corp. as of March 31, 2008 and for the period from February 19, 2008 (inception) through March 31, 2008.

We further consent to the reference to our firm under the caption “Experts” appearing in the Prospectus of such Registration Statement.

/s/ Jewett, Schwartz, Wolfe and Associates

Hollywood, Florida
August 6, 2008